UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01, Item 2.01 and Item 9.01 of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2006, we caused our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., to enter into a purchase contract for the potential purchase of SHS Vancouver, LLC, a company involved in the construction and ownership of a hotel in Vancouver, Washington (the “Hotel”). The Hotel is expected to operate as a SpringHill Suites® and to contain 119 guest rooms. The purchase price for the hotel is $15,750,000. There can be no assurance at this time that our purchasing subsidiary will in fact purchase this Hotel.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The deposit under the purchase contract was $500,000. If our purchasing subsidiary terminates the purchase contract before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposit to the seller. If a closing occurs under the purchase contract, the deposit will be credited toward the purchase price.

The deposit under the purchase contract was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

Under the purchase contract, the existing franchise agreement will be terminated if a closing occurs. Our leasing subsidiary will enter into new management and franchise agreements.

Our purchasing subsidiary had an opportunity to evaluate the legal, title, survey, environmental, economic, permit status, franchise status, financial and other documents and information related to the Hotel prior to entering into the purchase contract.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include but are not limited to the following: completed construction of the hotel; the seller having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; and the franchise agreement shall have been terminated by the seller and new management and franchise agreements shall have been executed by our leasing subsidiary for the Hotel. If any of the closing conditions under the purchase contract are not satisfied, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the Hotel, there can be no assurance that our purchasing subsidiary will acquire the Hotel.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 9, 2006, our indirect wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., closed on the purchase of a hotel located in San Diego, California. The hotel acquired by our purchasing subsidiary is a Hilton Garden Inn® containing 200 guest rooms. The purchase price for the hotel was $34,500,000. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract.

The purchase price under the purchase contract was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

Additional information regarding the purchased hotel and the purchase contract is set forth in our Form 8-K dated April 11, 2006 and filed with the Securities and Exchange Commission on April 13, 2006, which is incorporated herein by reference.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01. Financial Statements and Exhibits.

a. Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b. Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c. Shell company transaction.

None

d. Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

May 12, 2006